EXHIBIT 10.8


                              Consulting Agreement


         This Agreement is effective as of the 18th of January, 1999, by and between 1252996 Ontario Limited (dba The Stockpage), (the "Consultant"), and Electric City Corp., a corporation duly incorporated according to the laws of the state of Delaware, United States (trading symbol ECCC) (the "Company").

         Whereas, the Company is a publicly traded Company; and

         Whereas, the Consultant is in the business of assisting public companies in the promotion of Company activities through the internet and Print media; and

         Whereas, the Company desires to retain Consultant to provide specific services for the Company as herein set forth;

         Now Therefore, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.       Duties and Involvement.

         a. The Company hereby engages Consultant to provide Internet and public relations services during the Term. Such services will consist of advice to and consulting with the Company's management concerning the developing of an Internet site for the Company, investor profile information, methods of expanding investor support and increasing investor awareness of the Company and its products and/or services through the Internet.

         b. Consultant acknowledges that neither it nor any of its employees or affiliates is an officer, director, or agent of the Company, that in rendering advice or recommendations to the Company it is not and will not be responsible for any management decisions of behalf of the Company and that it is not authorized or empowered to commit the Company to any recommendation or course of action. The Company represents that Consultant does not have, through stock ownership or otherwise, the power to control the Company nor to exercise and dominating influence over its management.

2. Term. This Agreement shall continue until six (6) months from the date of execution (the "Term").


3. Compensation. The Company shall pay to the Consultant 100,000 common shares of Electric City Corp., (trading symbol ECCC), as consideration for the services herein. The shares shall be delivered according to the following schedule; The
Company shall deliver 50,000 within ten (10) business days following the execution of this Agreement. The Company will provide an additional 25,000 shares sixty (60) days following the execution of this Agreement. The Company will provide a final installment of 25,000 shares ninety (90) days following the






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execution of this Agreement. If legally able, Company will commence registration of the aforementioned 100,000 shares of its common stock within six (6) months from this Agreement. In addition and subject to all applicable securities laws, the Company will provide to the Consultant 100,000 transferable warrants on ECCC common stock exercisable at a price of $4.00 per share with an expiry of not less than 24 months. The warrant contract will be prepared and delivered by the Company to the Consultant within thirty (30) business days. In addition the Company shall reimburse the Consultant for all reasonable out of pocket disbursements incurred by the Consultant related to this Agreement but only with the prior written approval of Company's Board of Directors.

4. Non Disclosure. The Company covenants not to disclose the nature of its relationship with the Consultant or any of the Terms of this Agreement without prior written consent of the Consultant. Company, however, may disclose this information if it is required to do so 1) pursuant to an order of a court of competent jurisdiction; or 2) due to Company's nature as a publicly traded entity.

5. Confidential Information. The term "Confidential Information" as used herein, means all information documentation or other materials not generally known by non-Company personnel which (i) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company; (ii) which is owned by the Company or in which the Company has an interest and (iii) which is either (A) marked "Confidential Information," "Proprietary Information" or other similar marking, (B) known by Consultant to be considered confidential and proprietary by the Company or (C) from all the relevant circumstances should reasonably be assumed by Consultant to be confidential and proprietary to the Company. Confidential Information includes, but is not limited to, the following types of information and other information of similar nature (whether or not reduced to writing): trade secrets, inventions in various stages of development, drawings, documentation, diagrams, blueprints, specifications, processes, formulas, models, software in various stages of development, research and development procedures, marketing techniques and materials, price lists, pricing policies, information relating to customers and/or suppliers' identities financial information and projections, and employee files. Confidential Information also includes any information described above which the Company obtains from another party and which the company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company.

         NOTWITHSTANDING  THE  ABOVE,   HOWEVER,   NO  INFORMATION   CONSTITUTES
         CONFIDENTIAL INFORMATION IF IT IS GENERIC INFORMATION OR GENERAL KNOWLEDGE WHICH CONSULTANT WOULD HAVE LEARNED IN THE COURSE OF SIMILAR ACTIVITIES ELSEWHERE IN THE TRADE OR IF IT IS OTHERWISE PUBLICLY KNOWN AND IN THE PUBLIC DOMAIN.






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         The Consultant nor its associated or affiliated  companies shall during the term of this Agreement or thereafter disclose any Confidential Information obtained or acquired by it in connection with this
         Agreement  or  its  activities,   duties  and  obligations  thereunder.
         Consultant shall, however, be permitted to disclose (x) all or portions of such confidential information on a strictly need-to-know basis to the extent required by an order of a court of competent jurisdiction or by the order or demand of a regulatory body having jurisdiction over one or both parties and (y) any of such confidential information that is the sole property of the party making the disclosure and does not include any information owned by the other party. The Consultant shall not disclose this agreement except upon written consent of Company.

         Consultant agrees to use the Confidential Information only for the purposes of carrying out its duties to the Company and will not use the Confidential Information in any other way (including, but not limited to, direct or indirect disclosure to any third parties).

6. Services Not Exclusive. Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities of a similar nature to this contract with other clients and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other activities during the Term of this Agreement.

7. Relationship of the Parties. The Parties intend that the relationship between them created under this Agreement is that of an independent contractor only/ Consultant is not to be considered an agent or employee of the Company for any purpose. Consultant shall be responsible for all provincial, federal, and local taxes, and Canadian goods and service tax, including estimated taxes, and employment reporting for Consultant or any employees or agents of the Consultant. Consultant acknowledges that it is not an agent of the Company, and that it may not commit the Company to any action or obligation. Any and all Agreements or arrangements that Consultant may negotiate for or with the Company will be subject to acceptance by the Company through its board of directors or authorized corporate officers.

8. Records. Consultant shall keep full and accurate records of consulting work performed under this Agreement. All records, sketches, drawings, prints, computations, charts, reports, and other documentation made in the course of the consulting work performed hereunder, or in anticipation of the consulting work to be performed in regard to this Agreement shall at all times remain the sole property of Company. Consultant shall turn over to the Company all copies of such documentation on request by the Company. Consultant agrees that neither it not its employees or agents will, during the term of this Agreement, or any time thereafter, disclose or divulge or use, directly or indirectly, for its own benefit any confidential information, data, trade secrets, etc. relating to the business of the Company learned in connection with its work for the Company. The provisions of this paragraph shall survive the termination of this Agreement and shall continue until such information; data, trade secrets, etc. become public knowledge through no action of Consultant or any of its employees or agents.







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9.       Notices.  Any notice under this Agreement shall be in writing and shall be effective when actually delivered in person or three days after being deposited with Canada Post or US Postal Services, registered or certified, postage prepaid and addressed to the party at the address stated in this Agreement or such other address as either party may designate by written notice to the other.

10.      Information Provided by Company.

         a. The Company covenants and agrees to provide to the Consultant all information and documentation pertaining to the Company that is reasonably necessary for the Consultant to perform its services hereunder. The Company covenants, represents and warrants to the Consultant that all information and documentation provided herein will be timely, accurate and complete in all respects.

         b. The Company covenants to make full, fair and plain disclosure to the Consultant of all material facts and changes to allow the Consultant to accurately profile the Company. The Company acknowledges that the Consultant will be relying on the above mentioned disclosure in the preparation of the Consultants materials.

         c. Consultant acknowledges that it may have access to confidential "non-public" information regarding the Company's business, properties, prospective and actual investors, and business partners. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish, or make accessible to any person or entity information or plans of the Company with respect to the Company's business, properties, investors, or business partners except as authorized by representatives of the Company for dissemination hereunder.

         d.       The  Company  acknowledges  and agrees  that all  reports  and documents prepared by the Consultant for the Company shall contain a disclaimer with respect to liability of the
                  Consultant to members of the public. Notwithstanding the foregoing, the Company hereby covenants and agrees to indemnify and save the Consultant, its officers, directors, shareholders, successors and assigns harmless, of and in respect to any costs, expenses, damages, claims, causes of action of liabilities of any nature or kind solely arising from acts or omissions by the Company with regard to the provision of information or other materials to the Consultant.

11. Survival of Obligations. All warranties, covenants and indemnities of the Company in favor of the Consultant shall survive the termination of this Agreement and remain in full force and effective thereafter.

12.      Time.  Time is of essence of this Agreement.







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13.      Waiver.  Failure of either party at any time to require  performance of any provision of this Agreement, shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself or any other provision.

14. Assignment. Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party.

15. Law Governing. Consultant represents and warrants that it is licensed and qualified to do business in the State of Illinois. As such, Consultant agrees to personal service made on it through the Illinois Secretary of State provided that a copy of such service is made on Consultant at its last known address.

16. Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

17. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

18. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and Agreements among them respecting the subject matter of this Agreement.

19. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

20. Good Faith, cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are separate and independent and in the event any covenant of provision herein is found to be void or unenforceable it shall be deemed to be removed from this Agreement and the balance of the Agreement shall be construed as though such provision did not form part thereof.

 21. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original to the same counterpart.

22. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.







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IN WITNESS  WHEREOF,  the  parties  hereto  have  executed  and  delivered  this
Agreement to be effective as of the day and year first above written.


1252996 Ontario Limited


Per:     ___/SS/ Robert Landau__________
         Robert Landau, President


         _________________________ Witness Name

         _________________________, Witness Signature


Company: Electric City Corp.


         ___/SS/Joe Marino_____________
         Joseph Marino, President


         _________________________ Witness Name

         _________________________ Witness Signature















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